                                                                    EXHIBIT FS-3
                                                                    ------------

                         DELMARVA POWER & LIGHT COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                      AS OF DECEMBER 31, 1999
                                                       ---------------------------------------------------------
                                                                                                    Proforma
                                                       Actual Balances         Proforma             Balances
                                                           per the           Transfer of         after Transfer
                                                             F/S                Assets              of Assets
                                                       ---------------       -----------         --------------
                  ASSETS

CURRENT ASSETS
      Cash and cash equivalents                          $      648                               $      648
      Accounts receivable, net of allowances of
          $6,479 and $648, respectively                     308,690                                  308,690
      Intercompany loan receivable                           13,473                                   13,473
      Inventories, at average costs
          Fuel (coal, oil and gas)                           45,686                                   45,686
          Materials and supplies                             31,855                                   31,855
      Prepayments                                            14,152                                   14,152
      Deferred energy costs                                   8,612                                    8,612
      Deferred income taxes, net                             18,935                                   18,935
                                                         ----------           ---------           ----------
                                                            442,051                                  442,051
                                                         ----------           ---------           ----------

INVESTMENTS
      Funds held by trustee                                  67,896                                   67,896
      Other investments                                       1,615                                    1,615
                                                         ----------           ---------           ----------
                                                             69,511                                   69,511
                                                         ----------           ---------           ----------

PROPERTY, PLANT AND EQUIPMENT
      Electric generation                                 1,314,657            (697,871)             616,786
      Electric transmission and distribution              1,398,574                                1,398,574
      Gas transmission and distribution                     265,708                                  265,708
      Other electric and gas facilities                     202,953                                  202,953
      Other property, plant and equipment                     5,469                                    5,469
                                                         ----------           ---------           ----------
                                                          3,187,361            (697,871)           2,489,490
      Less : Accumulated depreciation                     1,434,597            (342,101)           1,092,496
                                                         ----------           ---------           ----------
      Net plant in service                                1,752,764            (355,770)           1,396,994
      Construction work-in-progress                          64,747                                   64,747
      Leased nuclear fuel, at amortized cost                 25,592                                   25,592
      Goodwill, net                                          69,850                                   69,850
                                                         ----------           ---------           ----------
                                                          1,912,953            (355,770)           1,557,183
                                                         ----------           ---------           ----------

DEFERRED CHARGES AND OTHER ASSETS
      Recoverable stranded costs                             41,775                                   41,775
      Deferred recoverable income taxes                      71,986                                   71,986
      Prepaid employee benefits costs                       129,962                                  129,962
      Unamortized debt expense                               11,106                                   11,106
      Deferred debt refinancing costs                         7,538                                    7,538
      Other                                                  17,903                                   17,903
                                                         ----------           ---------           ----------
                                                            280,270                   0              280,270
                                                         ----------           ---------           ----------

TOTAL ASSETS                                             $2,704,785           $(355,770)          $2,349,015
                                                         ==========           ==========          ==========

                         DELMARVA POWER & LIGHT COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                          AS OF DECEMBER 31, 1999
                                                                       -----------------------------------------------------------
                                                                                                                       Proforma
                                                                        Actual Balances           Proforma             Balances
                                                                             per the            Transfer of         after Transfer
                                                                               F/S                 Assets              of Assets
                                                                        ---------------         -----------         --------------
                CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
     Short-term debt                                                       $       --                    --           $       --
     Long-term debt due within one year                                         1,545                                      1,545
     Variable rate demand bonds                                               104,830                                    104,830
     Accounts payable                                                         207,073                                    207,073
     Taxes accrued                                                             31,621                                     31,621
     Interest accrued                                                          20,160                                     20,160
     Dividends payable                                                          7,027                                      7,027
     Current capital lease obligation                                          12,495                                     12,495
     Above-market purchased energy contracts
        and other electric restructuring liabilities                           33,109                                     33,109
     Other                                                                     26,226                                     26,226
                                                                           ----------           -----------           ----------
                                                                              444,086                                    444,086
                                                                           ----------           -----------           ----------

DEFERRED CREDITS AND OTHER LIABILITIES
     Deferred income taxes, net                                               341,748               (46,668)             295,080
     Deferred investment tax credits                                           34,823                (7,692)              27,131
     Long term capital lease obligation                                        14,175                                     14,175
     Above-market purchased energy contracts                                                                                   0
        and other electric restructuring liabilities                          102,781                                    102,781
     Other                                                                     14,079                                     14,079
                                                                           ----------           -----------           ----------
                                                                              507,606               (54,360)             453,246
                                                                           ----------           -----------           ----------

CAPITALIZATION
     Common stock, $2.25 par value;  1,000,000 shares authorized;
        1,000 shares outstanding                                                    2                                          2
     Additional paid-in-capital                                               528,893              (301,410)             227,483
     Retained earnings                                                        147,288                                    147,288
                                                                           ----------           -----------           ----------
         Total common stockholders' equity                                    676,183              (301,410)             374,773
     Preferred stock not subject to mandatory redemption                       89,703                                     89,703
     Preferred securities of subsidiary trust subject to
        mandatory redemption                                                   70,000                                     70,000
     Long-term debt                                                           917,207                                    917,207
                                                                           ----------           -----------           ----------
                                                                            1,753,093              (301,410)           1,451,683
                                                                           ----------           -----------           ----------

TOTAL CAPITALIZATION AND LIABILITIES                                       $2,704,785           $  (355,770)          $2,349,015
                                                                           ==========           ===========           ==========

                             NOTES TO EXHIBIT FS-3


Exhibit FS-3 includes the following:

I. Pro Forma Consolidated Balance Sheets for Delmarva Power & Light Company (Exhibit FS-3). The three (3) columns on each proforma balance sheet represent the following:

      Column 1: The actual consolidated balance sheet as of December 31, 1999.

      Column 2: The pro forma effects of the transfer of certain generating assets to affiliates as described in Item 1.A. "Introduction" of this filing.

      Column 3: The Consolidated Balance Sheets as of December 31, 1999 on a pro forma basis to include the expected effects of the transfer of certain generating assets.